Exhibit 99.1

Ondas Appoints Oshri Lugasi as a Co-CEO of Ondas Autonomous Systems

to Drive Defense Technology Business Expansion

Brigadier General (Res.) Oshri Lugasi led the negotiation and execution of over $20 billion worth of defense contract sales at Rafael Advanced Defense Systems, Israel’s premier defense contractor

As Chief of Engineering with the Israeli Defense Forces (IDF), Mr. Lugasi commanded over 30,0000 personnel including active-duty soldiers, building decades of leadership experience including implementation of advanced robotic systems

By appointing Mr. Lugasi, Ondas expects to accelerate business expansion with American-Israeli allies in defense and homeland security markets

Boston, MA / March 4, 2025 / Ondas Holdings Inc. (NASDAQ: ONDS) (“Ondas” or the “Company”), a leading provider of private industrial wireless networks and commercial drone and automated data solutions, today announced the appointment of Brigadier General (Res.) Oshri Lugasi, as Co-Chief Executive Officer of the Company’s Ondas Autonomous Systems (OAS) business unit. With decades of experience in military operations, autonomous systems, and global defense technology, Mr. Lugasi is uniquely positioned to lead OAS’ expansion in the defense and homeland security sectors as Co-CEO alongside Eric Brock.

Prior to joining OAS, Oshri Lugasi served as VP of Marketing in Israel at Rafael Advanced Defense Systems (Rafael), one of Israel’s leading defense technology companies and a key supplier of cutting-edge military solutions to global defense forces. Mr. Lugasi successfully led the negotiation and execution of government-to-government (G2G) defense contracts exceeding $20 billion. His expertise in strategic defense sales enabled Rafael to expand its global footprint, securing major contracts for world-renowned defense solutions, including the Iron Dome, David’s Sling, and Trophy active protection systems. His deep industry connections with defense ministries, armed forces, and intelligence agencies worldwide have been instrumental in forging high-value, long-term partnerships. Mr. Lugasi’s expertise in G2G negotiations and defense contracting makes him an invaluable asset as Ondas expands its presence in the global defense market.

Mr. Lugasi will lead OAS in advancing its industry-leading autonomous drone and robotic solutions, leveraging his extensive expertise in defense sales and military leadership to drive adoption among global defense agencies and military organizations. The appointment reinforces Ondas’ commitment to scaling its autonomous systems business and driving innovation in commercial and defense applications.

Recently, Ondas reported significant bookings in the defense sector, securing new contracts for its AI-powered drone solutions. These agreements highlight the increasing demand for autonomous defense technologies and position Ondas as a leading player in this emerging growth market. Notably, in the third quarter of 2024, OAS secured initial orders including two programs of record with a major military customer totaling approximately $14.4 million. This includes multiple purchase orders amounting to $9.0 million for the Iron Drone Raider system and $5.4 million for the Optimus System. These bookings underscore the growing demand for Ondas’ advanced AI-powered drone solutions and highlight the Company’s strategic expansion within the defense sector, reflecting strong momentum and growing interest in its advanced drone solutions from military and government clients.

“Oshri Lugasi is an accomplished leader with an exceptional track record in defense sales and securing G2G military programs. His leadership in securing multi-billion-dollar contracts at Rafael has demonstrated his ability to drive strategic growth in the defense sector. Mr. Lugasi’s deep industry relationships with defense ministries, military forces, and security agencies worldwide provide Ondas with a unique opportunity to expand its presence in the defense market. Under his leadership, we believe that Ondas Autonomous Systems will strengthen its position as a premier provider of cutting-edge autonomous solutions for defense and homeland security applications,” said Eric Brock, Chairman and CEO of Ondas Holdings.

Mr. Lugasi’s distinguished military background includes leading the IDF Combat Engineering Corps as the IDF’s Chief of Engineering, where he commanded over 30,000 personnel, including active-duty soldiers and reservists. Under his leadership, the Corps played a crucial role in combat operations, integration of robotic solutions, infrastructure development, and defensive strategy implementation. His expertise in managing large-scale military units and coordinating high-stakes defense projects provides Ondas with a leadership perspective uniquely suited for scaling autonomous defense technologies globally. We believe his expertise in military robotics, tunnel warfare, explosives handling, and battlefield engineering provides Ondas with a strategic advantage in the evolving defense landscape.

“I am thrilled to join Ondas Autonomous Systems at this pivotal moment,” said Oshri Lugasi, co-CEO of Ondas Autonomous Systems. “Our Optimus and Iron Drone platforms are precisely aligned with the evolving requirements of defense and homeland security markets. I am confident that our innovative solutions will continue to lead the industry, and I am eager to collaborate with our talented team and partners to drive growth and innovation.”

OAS, a subsidiary of Ondas Holdings, is a pioneer in autonomous drone and robotic systems, offering fully automated, AI-driven solutions designed for mission-critical operations. With Mr. Lugasi’s extensive background in military engineering and defense sales, Ondas is strategically positioning itself as a key player in the defense technology market, leveraging AI-powered drone and robotics solutions to support military and homeland security applications. With expanding global demand for counter-drone and data automation technologies, OAS is positioned to redefine autonomy across multiple sectors, including defense, critical infrastructure, and public safety. With ongoing global conflicts and rising demand for advanced defense technologies, we believe now is the right time for Ondas to expand into the defense market. As traditional defense contractors are struggling to adapt to the rapidly evolving landscape, Ondas is aiming to build strong alliances with defense ministries, military forces, and homeland security agencies worldwide, accelerating the deployment of AI-powered autonomous solutions in critical defense operations. Ondas remains committed to enhancing its technology portfolio and expanding market reach to meet this growing demand, particularly in defense and homeland security, driving new strategic partnerships and opportunities.

About Ondas Holdings Inc.

Ondas Holdings Inc. (“Ondas”) is a leading provider of private wireless data solutions via Ondas Networks Inc. (“Ondas Networks”) and commercial drone solutions through Ondas Autonomous Systems Inc. via its wholly owned subsidiaries American Robotics, Inc. (“American Robotics” or “AR”) and Airobotics LTD (“Airobotics”), which we operate as a separate business unit called Ondas Autonomous Systems.

Ondas Autonomous Systems Inc. (OAS) specializes in designing, developing, and marketing autonomous drone solutions via its two advanced drone platforms: the Optimus System, the world’s first FAA-certified small UAS (sUAS) for aerial security and data capture, and the Iron Drone Raider, a counter-drone system designed to combat hostile drones. Both platforms are highly automated, AI-powered, and capable of continuous, remote operation for critical defense, infrastructure, industrial, and government applications. American Robotics and Airobotics have achieved industry-leading regulatory milestones, including the first-ever FAA Type Certification for the Optimus System and the first drone system approved by the FAA for automated beyond-visual-line-of-sight (BVLOS) operations without an on-site human operator. Ondas Networks, American Robotics and Airobotics together provide users in defense, homeland security, public safety and other critical industrial and government security and infrastructure markets with improved connectivity, situational awareness and data collection and information processing capabilities.

Ondas Networks is a developer of proprietary, software-based wireless broadband technology for large established and emerging commercial and government markets. Ondas Networks’ standards-based (802.16s), multi-patented, software-defined radio FullMAX platform enables Mission-Critical IoT (MC-IoT) applications by overcoming the bandwidth limitations of today’s legacy private licensed wireless networks. Ondas Networks’ customer end markets include railroads, utilities, oil and gas, transportation, aviation (including drone operators) and government entities whose demands span a wide range of mission critical applications.

Ondas Networks, American Robotics and Airobotics together provide users in defense, homeland security, public safety and other critical industrial and government security and infrastructure markets with improved connectivity, situational awareness and data collection and information processing capabilities.

For additional information on Ondas Holdings, visit www.ondas.com or follow Ondas Holdings on X formerly known as Twitter and LinkedIn. For additional information on Ondas Networks, visit www.ondasnetworks.com or follow Ondas Networks on X and LinkedIn. For additional information on American Robotics, visit www.american-robotics.com or follow American Robotics on X and LinkedIn. For additional information on Airobotics, visit www.airoboticsdrones.com or follow Airobotics on X and LinkedIn. For additional information on Ondas Autonomous Systems, follow us on LinkedIn.

Information on our websites and social media platforms is not incorporated by reference in this release or in any of our filings with the U.S. Securities and Exchange Commission.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Holdings Inc.

888-657-2377

ir@ondas.com

Media Contact for Ondas

Escalate PR

ondas@escalatepr.com

Preston Grimes

Marketing Manager, Ondas Holdings Inc.

Preston.grimes@ondas.com

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